Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Aeolus Pharmaceuticals, Inc.

We consent to the incorporation by reference in this Registration Statement of Aeolus Pharmaceuticals, Inc. on Form S-8 (Registration No. 333-121424) of our report dated December 5, 2007, appearing in the Annual Report on Form 10-K of Aeolus Pharmaceuticals, Inc. for the year ended September 30, 2007.

                                                  /s/ HASKELL & WHITE LLP

HASKELL & WHITE LLP

Irvine, California
March 31, 2008